Exhibit 13.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
The certification set forth below is being submitted in connection with the annual report of JX Holdings, Inc. on Form 20-F for the year ended March 31, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Shinji Nishio, the Chairman of the Board, Mitsunori Takahagi, the President, Shigeo Hirai, the Executive Vice President and Kiyonobu Sugiuchi, a Senior Vice President of JX Holdings, Inc., each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JX Holdings, Inc.
Date: July 7, 2010

By:	/s/ Shinji Nishio
	Name:	Shinji Nishio
	Title:	Chairman of the Board (Co-principal executive officer)

By:	/s/ Mitsunori Takahagi
	Name:	Mitsunori Takahagi
	Title:	President (Co-principal executive officer)

By:	/s/ Shigeo Hirai
	Name:	Shigeo Hirai
	Title:	Executive Vice President (Co-principal financial officer)

By:	/s/ Kiyonobu Sugiuchi
	Name:	Kiyonobu Sugiuchi
	Title:	Senior Vice President (Co-principal financial officer)

13.1-1